Exhibit 23.1

Consent of Independent Auditor

The Board of Directors
EXCO Resources, Inc.:

We consent to the incorporation by reference in the following registration statements of EXCO Resources, Inc. of our report dated September 20, 2013, with respect to the statement of revenues and direct operating expenses for EXCO Resources Inc.’s Acquired Chesapeake Oil and Natural Gas Properties for the years ended December 31, 2012, 2011, and 2010 included in EXCO Resources, Inc.’s Current Report on Form 8-K/A dated July 16, 2013 and filed on September 24, 2013, filed with the Securities and Exchange Commission:

•	Registration Statement (Form S-8 No. 333-177900)

•	Registration Statement (Form S-8 No. 333-159930)

•	Registration Statement (Form S-8 No. 333-156086)

•	Registration Statement (Form S-8 No. 333-132551)

•	Registration Statement (Form S-8 No. 333-133481)

•	Registration Statement (Form S-8 No. 333-146376)

•	Registration Statement (Form S-3 No. 333-145885)

•	Registration Statement (Form S-3 No. 333-166131)

•	Registration Statement (Form S-3 No. 333-169253)

/s/ KPMG LLP

KPMG LLP
Dallas, Texas
September 20, 2013